     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 2002.

                                                     REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                ACTIVISION, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                        95-4803544
        (State or other jurisdiction of                         (I.R.S. Employer
        incorporation or organization)                         Identification No.)

                           3100 OCEAN PARK BOULEVARD
                         SANTA MONICA, CALIFORNIA 90405
                                 (310) 255-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                                RONALD DOORNINK
                                   PRESIDENT
                                ACTIVISION, INC.
                           3100 OCEAN PARK BOULEVARD
                         SANTA MONICA, CALIFORNIA 90405
                                 (310) 255-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

                Robinson Silverman Pearce Aronsohn & Berman LLP
                          1290 Avenue of the Americas
                            New York, New York 10104
                     Attention: Kenneth L. Henderson, Esq.
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: /X/ 333-74460

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
             TITLE OF CLASS OF                     AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
        SECURITIES TO BE REGISTERED              BE REGISTERED          PER SHARE         OFFERING PRICE      REGISTRATION FEE
Common Stock, $.000001 par value(1).........    750,000 shares           $33.40             $25,050,000         $2,304.60(2)

(1) Each share of common stock includes a right to purchase one-hundredth of a share of Series A Junior Preferred Stock pursuant to a rights agreement between the registrant and Continental Stock Transfer & Trust Company, as rights agent.

(2) Pursuant to Rule 457(p) of the Securities Act of 1933, as amended, the registration fee of $2,304.60 is offset against the $57,141 registration fee (of which $14,965 remains) that was previously paid to the Commission relating to 6,900,000 shares of Common Stock previously registered by the registrant pursuant to its Registration Statement on Form S-3 filed with the Commission on July 30, 2001 (File No. 333-66280), which Registration Statement was withdrawn on October 22, 2001, prior to the issuance of any such shares.
                           --------------------------

    THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
--------------------------------------------------------------------------------
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
               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-74460) filed by Activision, Inc. with the Securities and Exchange Commission on December 4, 2001, which was declared effective by the Commission on December 13, 2001, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.

    Reference is made to the attached Exhibit Index.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 5, 2002.

                                                       ACTIVISION, INC.

                                                       By:              /s/ RONALD DOORNINK
                                                            ------------------------------------------
                                                                    Ronald Doornink, President

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                NAME                                        TITLE                           DATE
                ----                                        -----                           ----
        /s/ ROBERT A. KOTICK
    ----------------------------       Chairman, Chief Executive Officer and Director   June 5, 2002
         (Robert A. Kotick)

         /s/ BRIAN G. KELLY
    ----------------------------       Co-Chairman and Director                         June 5, 2002
          (Brian G. Kelly)

         /s/ RONALD DOORNINK           President, Activision, Inc.; Chief Executive
    ----------------------------       Officer, Activision Publishing, Inc. (Principal  June 5, 2002
          (Ronald Doornink)            Executive Officer)

       /s/ WILLIAM CHARDAVOYNE         Executive Vice President and Chief Financial
    ----------------------------       Officer (Principal Financial and Accounting      June 5, 2002
        (William Chardavoyne)          Officer)

      /s/ KENNETH L. HENDERSON
    ----------------------------       Director                                         June 5, 2002
       (Kenneth L. Henderson)

        /s/ BARBARA S. ISGUR
    ----------------------------       Director                                         June 5, 2002
         (Barbara S. Isgur)

         /s/ STEVEN T. MAYER
    ----------------------------       Director                                         June 5, 2002
          (Steven T. Mayer)

        /s/ ROBERT J. MORGADO
    ----------------------------       Director                                         June 5, 2002
         (Robert J. Morgado)

                                 EXHIBIT INDEX

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
         5.1            Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP
                        as to the legality of securities being registered.

        23.1            Consent of Robinson Silverman Pearce Aronsohn & Berman LLP
                        (included as part of Exhibit 5.1).

        23.2            Consent of KPMG LLP.

        23.3            Consent of PricewaterhouseCoopers LLP.